UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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PROXY STATEMENT PURSUANT TO SECTION 14(a)
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phoenix technologies ltd.

(Name of Registrant as Specified In Its Charter)

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On February 6, 2007, Phoenix Technologies Ltd. issued the following press release:

news release
Phoenix Technologies Says Glass Lewis Recommends Investors Vote For Phoenix’s Director Nominees
Glass Lewis Recommends Phoenix Shareholders Vote the Blue Proxy to Support Current Board; Recommends Investors Do Not Vote For the Ramius Group
MILPITAS, CA: February 06, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems firmware, said today that Glass Lewis, a widely-respected independent proxy advisory firm, has recommended to investors that they support Phoenix Technologies’ current Board by voting in favor of David Dury and Taher Elgamel, Phoenix’s nominees for director. Glass Lewis recommended that investors execute their BLUE proxy card. Glass Lewis further recommended that shareholders not vote the white proxy card for the nominees of the Ramius Group.
“We are very pleased with the Glass Lewis report,” said Woody Hobbs, CEO. “This highly regarded independent expert has endorsed the actions taken by the Company’s Board and management. Glass Lewis shares our strongly held view that the election of Ramius Group’s nominees could be detrimental to shareholders.”
Mr. Hobbs also stated, “The Phoenix Board of Directors encourages all shareholders to vote their Blue proxy in favor of the Board’s nominees. Given that the Annual Meeting is to be held on February 14, we are asking shareholders to vote their Blue proxy cards as soon as possible, to make sure their vote is counted.”
Beneficial owners (shares held through a brokerage firm or custodian bank) may choose to call 1-800-454-8683 or visit www.proxyvote.com to vote. If voting electronically, you would need to enter the 12 digit Control Number located on the right hand side of the BLUE voting form provided by your broker or bank. Registered or record holders are required to mail in their BLUE cards. If you need assistance voting your shares, please call Morrow & Co. at 1-800-662-5200.”

About Phoenix
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry leadership with its original BIOS product in 1983, and today has 149 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, TrustedCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.
Phoenix, Phoenix Technologies, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 14, 2006.
Contacts
Investor Enquiries:
Phoenix Technologies
Investor Relations
Tel. +1 408 570 1000
E-mail: investor_relations@phoenix.com
Erica Mannion, sapphire Investor Relations
Tel. +1 212 766 1800 x203
E-mail: emannion@sapphireinvestorrelations.com
SOURCE: Phoenix Technologies Ltd.

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